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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Wilsons The Leather Experts Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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Contacts:
Pete Michielutti	Stacy Kruse
Chief Financial Officer	Treasurer, Director of Finance
Wilsons The Leather Experts Inc.	Wilsons The Leather Experts Inc.
(763) 391-4000	(763) 391-4000

For Immediate Release

Wilsons The Leather Experts Inc. Announces
Amended Credit Facility

MINNEAPOLIS — (BUSINESS WIRE) — April 27, 2004 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced that it entered into an agreement to amend its revolving credit facility and Term B Promissory Note. The revolving credit facility, which is provided by GE Capital, CIT, Wells Fargo, and LaSalle, has also been amended to approve Wilsons Leather’s previously announced private placement of 17,948,718 shares of newly issued Common Stock to Peninsula Investment Partners, L.P. and Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P. at a purchase price of $1.95 per share. This transaction, when completed, will provide the Company with $35.0 million in new equity before expenses. The closing of the transaction is subject to certain closing conditions, the primary condition being the approval of the Company’s shareholders. Wilsons Leather intends to use the proceeds from the issuance of the Common Stock to repay its 11 1/4% Senior Notes due August 15, 2004, and for general working capital purposes. Receipt of such funds will enable the Company to borrow under its revolving credit facility, which the Company expects it will not need to access until the middle of July. The credit facility caps the amount that can be paid to landlords as a result of the previously announced liquidation of 111 stores. Due to a smaller store base and lower inventory requirements, the amendment to the credit facility reduces the size of the revolving credit facility from $180.0 million to $125.0 million and, effective upon repayment of the Senior Notes, extends the term of the revolving credit facility and Term B Promissory Note to June 2008.

Commenting on these agreements, Joel Waller, Chief Executive Officer said, “We are extremely pleased with both of these agreements. The equity placement, led by one of our long-term investors—Peninsula Investment Partners, L.P.—will enable us to operate under a favorable and improved financial structure. Likewise, the credit facility, underwritten by a very supportive bank syndicate, will provide us with the necessary flexibility in working capital to optimize our business as we focus our efforts on returning to profitability. We are excited to have made positive progress with respect to our re-financing and look forward to continuing our efforts to drive our business forward.”

Additional information

The Company intends to file and mail a proxy statement to its shareholders in connection with the equity placement. Investors of the Company are urged to read the proxy statement when it becomes available because it will contain important information about the Company and the equity placement. Investors and security holders may obtain a free copy of the proxy statement (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement may also be obtained from the Company.

In addition to the proxy statement, the Company files annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements, and other information at the SEC’s public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. These SEC filings are also available for free at the SEC’s web site at www.sec.gov. A free copy of these filings may also be obtained from the Company.

Information concerning participant

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the equity placement. Information about the directors and executive officers of the Company may be found in the Company’s definitive proxy statement for its 2003 annual meeting of shareholders and in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2003. In addition, information regarding the interests of the Company’s officers and directors in the equity placement will be included in the proxy statement.

About Wilsons Leather

Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of April 3, 2004, Wilsons Leather operated 460 stores located in 45 states and the District of Columbia, including 336 mall stores, 107 outlet stores and 17 airport stores. During the month of January 2004, the Company engaged an independent liquidator to operate 111 stores that are expected to close within the next few days. The Company, which regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January, operated 229 seasonal stores in 2003.

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements, and relate to, among other things, the Company’s ability to obtain necessary financing and access its credit facility. Factors that could cause actual results to differ include: failure to satisfy all closing conditions, including obtaining necessary shareholder and bank syndicate approval; risks associated with our debt service, including shareholder dilution relating to amending, refunding, renewing, extending, or refinancing our 111/4% Senior Notes; unseasonable weather; seasonality of the business; economic downturns; failure of results of operations to meet expectations of research analysts; changes in customer shopping patterns; change in consumer preferences and fashion trends away from leather; risks associated with foreign sourcing and international business; risks associated with estimates made in our critical accounting policies; risks associated with future growth; disruptions in product supplies; decreased availability and increased cost of leather; competition in our markets; loss of key members of our management team; reliance on third parties for maintaining our management information systems; concentration of our common stock; anti-takeover effects of classified board provisions in our articles of incorporation and by-laws; volatility of our common stock; war, acts of terrorism or the threat of either; and interruption in the operation of corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.

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